Exhibit 10.6

CONTRIBUTION AGREEMENT
By and Among
SERIES A-1 OF ETRE REIT, LLC,
LINCOLN STREET HOLDINGS, LLC,
and
LINCOLN STREET MEZZ, LLC
Dated as of March 27, 2015

EXHIBITS
A    Mezz Bank Account
B    Unit Recipient Representations/Risk Factors
C    Form of Indemnification Agreement
D    Holdings Officer Certificate
E-1    OP Agreement
E-2    Certificate of Conversion from a Limited Liability Company to a Limited Partnership
F    Asset Management Agreement
G-1    SSB Estoppel
G-2    Form of Easement Estoppel
H    Non-Imputation Certificate
SCHEDULES
Schedule 1.2        Existing Loan
Schedule 3.2(e)    Tenants
Schedule 3.2(f)    Exceptions to Knowledge Representations
Schedule 3.2(n)    Litigation
Schedule 3.2(o)    Notice of Violation

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (including all exhibits and schedules, hereinafter referred to as this “Agreement”) is made and entered into as of March 27, 2015 (the “Effective Date”) by and among SERIES A-1 (the “A-1 Series”) of ETRE REIT, LLC, a Delaware series limited liability company (the “Company”), Lincoln Street Holdings, LLC, a Delaware limited liability company (“Holdings”), and Lincoln Street Mezz, LLC, a Delaware limited liability company wholly-owned by Holdings (“Mezz”). Terms used but not defined shall have the meanings ascribed to them in Section 5.1.
RECITALS
A.    WHEREAS, in conjunction with the initial public offering of Series A-1 Common Shares of the Company (the “IPO”), the A-1 Series desires, among other things, to acquire ownership of 48.88% of the Equity Interests of Mezz, which through its wholly-owned Subsidiary owns State Street Financial Center, a 36-story office tower, also known as One Lincoln Street, Boston Massachusetts (the “Property”).
B.    WHEREAS, Holdings owns one hundred percent (100%) of the Equity Interests in Mezz.
C.    WHEREAS, concurrently with the Closing, Holdings desires to cause Mezz to (a) file with the Secretary of State of the State of Delaware the Certificate of Conversion From a Limited Liability Company to a Limited Partnership, which shall be in the form attached hereto as Exhibit E-1 and (b) amend and restate the Mezz Operating Agreement in the form of the OP Agreement, such that, after giving effect to the foregoing clauses (a) and (b), Mezz shall be a Delaware limited partnership.
D.    WHEREAS, at the Closing, the A-1 Series desires to contribute the Contributed Cash directly to Mezz for a number of OP Units on the terms and subject to the conditions set forth in this Agreement (the “Contribution”). The Contribution will be completed concurrently with the completion of the IPO.
NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS OF AGREEMENT
ARTICLE I
CONTRIBUTION
Section 1.1.    Contribution of Contributed Cash. At the Closing and subject to the terms and conditions contained in this Agreement, the A-1 Series shall contribute and deliver the Contributed Cash to Mezz and the A-1 Series shall become a limited partner of Mezz in accordance with the OP Agreement concurrently therewith.
Section 1.2.    Existing Loan. The Property is encumbered with certain financing as set forth on Schedule 1.2 (the “Existing Loan”). Such notes, mortgages, deeds of trust and all other documents or instruments evidencing, governing or securing the Existing Loan, including any financing statements, and any amendments, consolidations, restatements, modifications and assignments of the foregoing, shall be referred to, collectively, as the “Existing Loan Documents.” The Existing Loan shall remain in place after giving effect to the transactions contemplated hereby. At or before the Closing, Mezz shall enter into an indemnification agreement in the form in all material respects attached hereto as Exhibit C (the “Indemnification Agreement”) with respect to the obligations under the Existing Loan of Margaret Kestenbaum and Joel Kestenbaum under that certain Guaranty, dated December 27, 2006 by Margaret Kestenbaum and Joel Kestenbaum for the benefit of Wachovia Bank, National Association and UBS Real Estate Investments, Inc. entered into in connection with the Existing Loan.
Section 1.3.    Consideration; Cash Contribution.
(a)    Subject to Section 1.3(b) below at the Closing, (i) Mezz shall, in exchange for the transfer of the Contributed Cash, issue to the A-1 Series OP Units representing 48.88% of all Equity Interests in Mezz, and (ii) pursuant to the OP Agreement, Holdings shall retain OP Units representing 51.12% of all Equity Interests in Mezz (collectively, the “Issued Units”).
(b)    To give effect to the contribution of the Contributed Cash described in Section 1.1, the A-1 Series shall pay to Mezz by wire transfer of immediately available funds to the account set forth opposite Mezz’s name on Exhibit A attached hereto $155,000,000 (the “Contributed Cash”). To the extent that the net proceeds from the IPO result in Contributed Cash that is less than $155,000,000, Holdings shall have the right (but not the obligation) to cause Mezz to accept an amount of Contributed Cash that is less than $155,000,000 (the lesser amount of Contributed Cash is referred to herein as the “Reduced Contributed Cash”) and adjust the number and allocation of Issued Units as follows:
(i)    Holdings shall retain (A) OP Units (which shall be subject to the transfer restrictions set forth in the Registration Rights Agreement) (“Restricted Units”) in an amount equal to $181,000,005 divided by the price per share at which Series A-1 Common Shares of the Company are issued to the public at the IPO (“IPO Price”) and (B) OP Units (which shall not be subject to the transfer restrictions set forth in the Registration Rights Agreement) (“Unrestricted Units”) in an amount equal to (1) the excess of $155,000,000 less the Reduced Contributed Cash, divided by (2) the IPO Price.

(ii)    Mezz shall issue to the A-1 Series all remaining Issued Units assuming that (A) the Restricted Units constitute 51.12% of all Issued Units and after giving effect to the issuance contemplated by Section 1.3(b)(i).
If Holdings does not elect to cause Mezz to accept the Reduced Contributed Cash, this Agreement shall terminate, and the A-1 Series shall reimburse Holdings for Holdings Expenses as and to the extent provided in Section 2.5 below.
(c)    No fractional OP Units shall be issued to the A-1 Series or retained by Holdings pursuant to this Agreement. If either the A-1 Series or Holdings would be entitled to receive or retain, as applicable, a fractional OP Unit as a result of the transactions contemplated by this Agreement, then, in lieu of such fractional OP Unit, such party shall be entitled to receive one OP Unit if the fractional OP Unit is 0.50 or greater. Otherwise, it shall forego the fractional Unit.
(d)    The parties acknowledge that the issuance pursuant to Section 1.3 of OP Units shall be evidenced by the OP Agreement which shall admit the A-1 Series as a partner of Mezz in accordance with the OP Agreement. The A-1 Series shall become a party to and be bound by the OP Agreement and shall make the representations set forth on Exhibit B attached hereto. Mezz may withhold distribution of any OP Units to the A-1 Series until the A-1 Series executes an agreement to be become a party to and be bound by the OP Agreement.
(e)    Notwithstanding any provision in this Article I and this Agreement to the contrary, the parties hereby covenant, acknowledge and agree that in the event that all or a portion of the underwriters allotment is exercised in connection with the IPO then (i) the manner in which the additional Series A-1 Common Shares of the Company shall be issued thereunder, (ii) the use of the additional proceeds of the IPO as a result of such additional issuance, and (iii) the manner in which such additional issuance shall affect the number of OP Units to be issued to Holdings hereunder and/or the “Adjustment Factor” under OP Agreement shall be determined jointly by the Company and Holdings; provided that (x) the parties agree that any such issuance and decisions relating thereto that may constitute a breach under the Existing Loan Documents or that may require a consent right, notice obligation or other additional deliveries to the lender under the terms of the Existing Loan Documents shall be made and determined solely by Holdings without the approval of the Company, (y) the parties agree that it is their intention that any such exercise and additional issuance will not dilute, reduce or adversely affect the Contributed Cash and/or the overall percentage, as of the Closing Date, of the issued and outstanding OP Units that would have otherwise been received by Mezz (and distributed to Holdings in the manner set forth in this Agreement) and/or issued to Holdings hereunder but for such additional issuance, and (z) for the avoidance of doubt, the provisions of this Section 1.3(e) (and in particular, clause (y) above) shall not be deemed to, and shall expressly not, create any obligation of Holdings to purchase OP Units and/or contribute any capital to Mezz in order to maintain its overall percentage of Mezz as of the Closing Date.
Section 1.4.    Adjusted Consideration. At the Closing, (a) real estate taxes and assessments (including personal property taxes, if any) applicable to the Property for the year in which Closing occurs, (b) rental income that has been collected (including base rents, additional rents, escalation charges, common area maintenance charges, imposition charges, heating and cooling charges, insurance charges, charges for utilities, percentage rent, and all other rents, charges and commissions paid by tenants to Mezz or its Subsidiary), (c) interest payable under the Existing Loan Documents, (d) insurance premiums, (e) utilities serving the Property, (f) property management fees, (g) prepaid charges, payment and accrued charges under any contracts entered into by Mezz or its Subsidiary with respect to the Property and (h) all other items of income and expense with respect to the Property shall be prorated between Holdings, on the one hand, and the Mezz, on the other hand, with all such items attributable to the period prior to the Closing Date to be credited or charged to Holdings, and all such items attributable to the period commencing on the Closing Date to be credited or charged to Mezz. Except as otherwise provided in this Section 1.4, income and expenses shall be prorated on the basis of a 30-day month and, with respect to expenses only, on the basis of the accrual method of accounting. Rents or other income from Property operations not collected as of the Closing shall not be prorated at the time of Closing. After Closing, Holdings shall (or shall direct its controlling Affiliate to) make a good faith effort to cause Mezz or its Subsidiary to collect any rents or other revenues not collected as of the Closing on Holdings’ behalf and to tender the same to Holdings upon receipt; provided, however, all rents collected by Mezz or its Subsidiary after the Closing shall first be applied to all amounts due under the applicable lease at the time of collection (i.e., current rents and sums due Property Owner as the current owner and landlord) with the balance (if any) payable to Holdings, but only to the extent of amounts delinquent and actually due in respect of time periods prior to Closing (which shall be credited solely to Holdings). Holdings shall have the right to require (and to direct is Affiliate) to cause Mezz or its Subsidiary to pursue claims against any tenant under the leases or other party for sums due with respect to periods prior to the Closing Date; provided, however, with respect to any legal proceedings against any tenant, Holdings shall not have the right (and may not direct its affiliate to) cause Mezz or its Subsidiary to pursue any legal proceedings against any tenant seeking eviction of such tenant or the termination of the underlying Lease. Property Owner shall pay all installments of special assessments due and payable prior to the Closing Date, and all those payments shall be borne solely by Holdings. Property Owner shall also pay all installments of special assessments due and payable on and after the Closing Date and those payments shall be borne by Holdings and the A-1 Series in the ratio of their relative ownership interests as of the Closing Date. Notwithstanding the foregoing (x) if the owner of the Property has the election to pay any special assessment over time, Holdings may cause the Property Owner to elect to do so, which election shall be binding on the A-1 Series; and (y) Holdings shall not be required by the foregoing to bear solely for its own account any installments of special assessments which have not been confirmed as of the Effective Date. At Closing, Holdings shall receive a credit equal to the amount of any deposits posted with any utility providers or other service providers. In addition, at Closing, Holdings shall receive a credit equal to the amount of any reserves (other than any cash reserves established with the lender with respect to the Allocated Debt (the “Lender Reserves”)) established by Mezz or its Subsidiary with respect to the Property (the “Reserves”). Notwithstanding the generality of the foregoing, to the extent that any tenant of the Property pays directly to the billing party any of the expenses described in clauses (a), (d), (e), (f), (g) or (h) above or any special assessments, such amounts shall not be prorated at Closing, except to the extent that Mezz or its Subsidiary has collected payment of such amounts. The prorations to be performed hereunder shall be completed by the A-1 Series based on the parties’ estimates as of the Closing, shall be evidenced by a closing statement prepared by the A-1 Series, shall be reconciled to the extent all necessary information is available within ninety (90) days of Closing and otherwise on or before March 31, 2016 (the “Reconciliation Period”), and shall be implemented through a cash payment from Mezz to Holdings to the extent the prorations result in a net credit to Holdings and a cash payment from Holdings to Mezz to the extent the prorations result in a net charge to Holdings. In addition, immediately prior to Closing, Mezz shall distribute to Holdings any cash (other than Reserves and any security deposits then held by Mezz or its Subsidiary under leases for the Property) then held by Mezz or any of its Subsidiaries (to the extent Holdings has not received a proration credit therefor in accordance with this Section 1.4). On the Closing Date, in addition to the Contributed Cash, Mezz shall pay to Holdings by wire transfer of immediately available funds an amount equal to the Lender Reserves (but only to the extent the Lender Reserves and the obligation to maintain such Lender Reserves are not being released by the lender to Holdings in connection with the Closing). The parties acknowledge that preparation of the closing statement will involve substantial time and effort and hereby agree that the closing statement shall be prepared by the A-1 Series based on an assumption that the Closing takes place on the Estimated Closing Date. If the Closing actually takes place on a day other than the Estimated Closing Date, then, during the Reconciliation Period, the prorations shall be recalculated as of the actual Closing Date based on actual amounts and the A-1 Series shall prepare a revised closing statement, and to the extent such revised closing statement reveals that Holdings received more or less cash than it should have received had the prorations included in the original closing statement not been based on estimated amounts and the Closing occurring on the Estimated Closing Date, then Mezz shall make a cash payment to Holdings (if Holdings received less cash than it should have received) or the A-1 Series (if Holdings received more cash than it should have received), as applicable, as necessary to make the cash received by Holdings and/or the A-1 Series correct based on the revised closing statement. Finally, if the Allocated Debt, together with any accrued and unpaid interest or other charges owing in respect of the Allocated Debt on the Closing Date, is greater than or less than the Estimated Allocated Debt Amount, the difference will be a proration item credited (to the extent the Allocated Debt is less than the Estimated Allocated Debt Amount) or charged (to the extent the Allocated Debt is greater than the Estimated Allocated Debt Amount) to Holdings and adjusted in cash during the proration reconciliation process. The terms of this section shall survive the Closing and not be merged therein. Any credit given to or payment made to the A-1 Series under this Section 1.4 shall be made to and retained by Mezz or its Subsidiary.
Section 1.5.    Tax Treatment.
(a)    The parties intend and agree that the transactions contemplated by this Agreement shall be treated for U.S. federal income tax purposes as (i) a sale to and purchase by the A-1 Series of a 48.88% interest in the assets directly and indirectly owned by Mezz (subject to adjustment pursuant to Section 1.3(a)), and (ii) immediately thereafter, a contribution by the A-1 Series and Holdings of the assets directly and indirectly owned by Mezz to a Partnership pursuant to Section 721 of the Code.
(b)    Holdings and the A-1 Series hereby agree to the U.S. federal income tax treatment described in this Section 1.5, and neither Holdings nor the A-1 Series shall take a position on their respective U.S. federal income Tax returns or otherwise that is inconsistent therewith.
(c)    The A-1 Series shall be entitled to deduct and withhold from any amount paid (or contributed) pursuant to this Agreement such amount as it is required to deduct and withhold under the Code or any provision of U.S. federal, state, local or foreign Tax Law. To the extent that such amounts are withheld by the A-1 Series, such amounts shall be treated for all purposes of this Agreement as having been paid (or contributed) to the Person in respect of which such deduction and withholding was made by the A-1 Series.
(d)    The terms of this section shall survive the Closing and not be merged therein.

Section 1.6.    Term of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:
(a)    at any time, by mutual written agreement of Holdings and the A-1 Series;
(b)    by the A-1 Series, at any time prior to the Closing, if (i) Holdings is in breach, in any material respect, of the representations, warranties or covenants made by them in this Agreement, (ii) such breach is not cured within ten (10) days of written notice of such breach from the A-1 Series (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 2.1(a) and Section 2.1(b) incapable of being satisfied;
(c)    by Holdings, at any time prior to the Closing, if (i) the A-1 Series is in breach, in any material respect, of the representations, warranties or covenants made by the A-1 Series in this Agreement, (ii) such breach is not cured within ten (10) days of written notice of such breach from Holdings (to the extent such breach is curable) and (iii) such breach, if not cured, would render the conditions set forth in Section 2.1(a) and Section 2.1(c) incapable of being satisfied; or
(d)    by written notice by either Holdings or the A-1 Series to the other party, at any time after April 28, 2015 (such date is hereinafter referred to as the “Termination Date”) if the Closing shall not have occurred on or prior to such date; provided that if the Registration Statement is next provided to the SEC on or before the Termination Date, then the Termination Date shall be extended until the 61st day after the date the Registration Statement is so provided to the SEC; provided further that the A-1 Series shall have the right (but not the obligation) to extend the Termination Date until the 91st day after the date the Registration Statement is so provided to the SEC. The right to terminate this Agreement under this Section 1.6(d) shall not be available to a party if the failure of the Closing to occur on or before such date is principally due to such party’s material breach of this Agreement.
Section 1.7.    Effect of Termination. In the event of termination of this Agreement for any reason, all obligations on the part of the parties under this Agreement shall terminate, except for obligations which expressly survive termination of this Agreement, it being understood and agreed, however, for the avoidance of doubt, that if this Agreement is terminated because one or more of the conditions to the non-breaching party’s obligations under this Agreement are not satisfied by the Termination Date as a result of the other party’s material breach of a covenant, representation, warranty or other obligation under this Agreement, the non-breaching party’s right to pursue remedies with respect to such breach as provided in Section 5.18 will survive such termination unimpaired.

ARTICLE II
CLOSING
Section 2.1.    Conditions Precedent.
(a)    Condition to Each Party’s Obligations. The obligations of each party to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Holdings and the A-1 Series) of the following conditions:
(i)    The Company’s registration statement on Form S-11 (File No. 333-194106), as amended (the “Registration Statement”), shall have become effective under the Act. This condition may not be waived by any party;
(ii)    The Registration Statement shall not be the subject of any stop order or proceeding by the Securities and Exchange Commission (the “SEC”) seeking a stop order. This condition may not be waived by any party;
(iii)    Unless Holdings elects under Section 1.3(a) in its sole and absolute discretion to reduce the number of OP Units issued to the A-1 Series to address Reduced Contributed Cash, the A-1 Series shall have received, concurrently with Closing hereunder, net proceeds from the IPO in an amount sufficient to pay Mezz Contributed Cash of $155,000,000, and shall have distributed all net proceeds exclusively to Holdings (it being acknowledged, for the avoidance of doubt, that if Holdings so elects to reduce the number of OP Units issued to the A-1 Series to address Reduced Contributed Cash, then this condition shall be deemed satisfied);
(iv)    No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, issued, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Authority that prohibits the consummation of the transactions contemplated hereby, nor shall any proceeding brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing; and
(v)    The IPO Closing shall occur simultaneously with the Closing and the Series A-1 Common Shares shall have been approved for listing on the Nasdaq Capital Market or another national securities exchange, subject only to official notice of issuance. This condition may not be waived by any party.
(b)    Conditions to Obligations of the A-1 Series. The obligations of the A-1 Series to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by the A-1 Series) of the following conditions:

(i)    (A) The representations and warranties of Holdings contained in Section 3.2(c) and Section 3.2(d) of this Agreement shall be true and correct in all respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of a specific date, in which case it must be true and correct only as of that specific date) and (B) each of the other representations and warranties of Holdings contained in this Agreement shall be true and correct (without regard to any qualifications as to materiality or material adverse effect (or any correlative term) contained in such representations and warranties) in all material respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of a specific date, in which case it must be true and correct only as of that specific date);
(ii)    Holdings shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date;
(iii)    Holdings shall have executed and delivered to the A-1 Series an officer’s certificate in the form attached hereto as Exhibit D;
(iv)    The A-1 series shall provide complete and accurate copies of the Organizational Documents of the Company, as amended through the date hereof, the Registration Statement and the Registration Rights Agreement, and such Organizational Documents, Registration Statement and Registration Rights Agreement shall be acceptable to each party in its sole discretion.
(v)    All necessary consents and approvals of Governmental Authorities or third parties for Holdings to consummate the transactions contemplated hereby shall have been obtained;
(vi)    There shall not have occurred between the date hereof and the Closing Date any Mezz Material Adverse Effect;
(vii)    There shall not have been a bankruptcy or similar insolvency proceeding with respect to Mezz;
(viii)    The A-1 Series shall be satisfied, in its sole and absolute discretion, with its due diligence review of all business, financial, legal, tax and other data and information provided or made available by Holdings pursuant to the terms of this Agreement; and
(ix)    Holdings shall have executed and delivered to the A-1 Series the documents required to be delivered by it pursuant to Section 2.3 and Section 2.4 hereof.
(c)    Conditions to Obligations of Holdings. The obligations of Holdings to effect the transactions contemplated hereby shall be subject to the satisfaction (or waiver by Holdings) of the following conditions:

(i)    The representations and warranties of the A-1 Series contained in this Agreement shall be true and correct (without regard to any qualifications as to materiality or material adverse effect (or any correlative term) contained in such representations and warranties) in all material respects at the Closing Date as if made again at that time (except to the extent that any representation or warranty speaks as of a specific date, in which case it must be true and correct only as of that specific date);
(ii)    The A-1 Series shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and
(iii)    The A-1 Series shall have executed and delivered to Holdings the documents and items required to be delivered pursuant to Section 2.3 and Section 2.4 hereof.
(iv)    The A-1 series shall provide complete and accurate copies of the Organizational Documents of the Company, as amended through the date hereof, the Registration Statement and the Registration Rights Agreement, and such Organizational Documents, Registration Statement and Registration Rights Agreement shall be acceptable to each party in its sole discretion.
(d)    Failure of Conditions Precedent. At any time on or before the date specified for the satisfaction of any condition, the A-1 Series or Holdings may elect in writing to waive the benefit of any such condition to its obligations hereunder. In the event any of the conditions set forth in this Section 2.1 are neither waived nor fulfilled, the A-1 Series or Holdings, as applicable, may terminate this Agreement (subject to the notice and cure rights set forth in this Agreement) and the A-1 Series may exercise such rights and remedies that the A-1 Series may have pursuant to the terms of Section 5.18.
Section 2.2.    Time and Place; Closing and IPO Closing. Unless this Agreement shall have been terminated pursuant to Section 1.6, and subject to the satisfaction or waiver of the conditions in Section 2.1, the closing of the transactions contemplated hereunder (the “Closing”, and the date on which the Closing occurs, the “Closing Date”) shall occur concurrently with the IPO Closing. The Closing shall take place at the New York offices of Clifford Chance US LLP or such other place as determined by the A-1 Series in its sole discretion. The consummation of the IPO, which shall occur concurrently with the Closing, shall be referred to in this Agreement as the “IPO Closing.”
Section 2.3.    Closing Deliveries. At the Closing, each party, as applicable, shall make, execute, acknowledge and deliver the following documents and items (collectively the “Closing Documents”):
(a)     (i) the Certificate of Conversion From a Limited Liability Company to a Limited Partnership and (ii) the OP Agreement (in each case, in accordance with Section 4.5);

(b)    Holdings shall provide the A-1 Series with the Estoppel Letters (provided that with respect to any such Estoppel Letters from unaffiliated third parties, Holdings shall only be required to deliver same to the extent that they have been provided by such unaffiliated third parties);
(c)    Holdings shall provide the non-imputation certificate in the form attached hereto as Exhibit H;
(d)    The Indemnification Agreement in the form attached hereto as Exhibit C;
(e)    The Asset Management Agreement in the form attached hereto as Exhibit F;
(f)    the A-1 Series on the one hand and Holdings on the other hand shall provide to the other a certified copy of all appropriate corporate resolutions or partnership, limited liability company or other actions, as applicable, authorizing the execution, delivery and performance by the A-1 Series (if so requested by Holdings) and Holdings (if so requested by the A-1 Series) of this Agreement, any related documents and the documents listed in this Section 2.3;
(g)    the A-1 Series on the one hand and Holdings on the other hand shall provide to the other a certification to the effect set forth in (i) Section 2.1(c)(i) and Section 2.1(c)(ii) in the case of the A-1 Series, and (ii) Section 2.1(b)(i) and Section 2.1(b)(ii) in the case of Holdings;
(h)    Holdings shall provide the A-1 Series with an executed certificate of non-foreign status that complies in form and in substance with Treasury Regulation Section 1.1445-2(b); and
(i)    A written opinion of Clifford Chance US LLP, dated as of the Closing Date and in form and substance reasonably satisfactory to Holdings, to the effect that, commencing with the A-1 Series’ taxable year ending on December 31, 2015, the A-1 Series has been organized in conformity with the requirements for qualification as a REIT under the Code and its proposed method of operation will enable the A-1 Series to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in (i) an officer’s certificate executed by the A-1 Series and (ii) the officer’s certificate executed by Fortis Property Group, LLC and provided to the A-1 Series pursuant to Section 2.1(b)(iii) hereof.
(j)    The parties shall have made, executed, acknowledged and delivered, the Registration Rights Agreement in accordance with Section 2.4(b).
Section 2.4.    IPO Closing Deliveries. At the IPO Closing, (a) the Closing Documents shall be delivered to the applicable parties, and the Closing shall be deemed to have occurred, and (b) the parties shall make, execute, acknowledge and deliver, the Registration Rights Agreement as agreed to by each party in such party’s sole discretion (the “Registration Rights Agreement”).

Section 2.5.    Closing Costs. If the IPO Closing occurs, the A-1 Series shall be responsible for all of the transaction costs and expenses in connection with the transactions contemplated hereby and the IPO, it being understood, for the avoidance of doubt, that A-1 Series shall be responsible for the costs and expenses of Holdings and its Subsidiaries, including reasonable attorneys’ fees, audit and accounting fees, fees related to preparing the Property for the transaction and other reasonable out of pocket expenses (“Holdings Expenses”). In the event the IPO Closing does not occur, the A-1 Series shall be responsible for its own costs and expenses (including any costs and expenses of its underwriters) and within ten (10) days after receipt of written request therefor shall reimburse Holdings for Holdings Expenses not to exceed $250,000 in the aggregate; provided that if the failure of the Closing to occur is principally due to Holdings’ material breach of this Agreement, then Holdings shall not be entitled to such reimbursement of Holdings Expenses. It is the parties’ understanding that no transfer, documentary, sales, use, stamp, registration or other such Taxes and fees will be due or payable in connection with the transactions contemplated by this Agreement. The terms of this section shall survive termination and the Closing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1.    Representations and Warranties of the A-1 Series. The A-1 Series hereby represents and warrants to Holdings as set forth below in this Section 3.1:
(a)    Organization; Authority. The Company is a series limited liability company duly formed, validly existing and in good standing under the Laws of Delaware. The A-1 Series has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement, and to carry out the transactions contemplated hereby and thereby. The Company, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of the business of the A-1 Series or the character of the property of the A-1 Series make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, have or reasonably be expected to have a A-1 Series Material Adverse Effect.
(b)    Due Authorization. The execution and delivery of the Agreement and the performance by the A-1 Series of its obligations under this Agreement and each other agreement or document contemplated by this Agreement to which it is a party has been duly and validly authorized by all necessary actions required of the A-1 Series. This Agreement and each other agreement or document contemplated by this Agreement executed and delivered by or on behalf of the A-1 Series constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of the A-1 Series, each enforceable against the A-1 Series in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)    Consents and Approvals. Assuming the accuracy of the representations and warranties of Holdings made hereunder, except for the SEC declaring the Registration Statement effective and any necessary filings under state laws in connection with the IPO, no consent, order, waiver, approval or authorization of, or registration, qualification, designation, declaration or filing with, any Person or Governmental Authority or under any applicable Laws (each, a “Consent”) is required to be obtained by the A-1 Series, or any of the Subsidiaries of the A-1 Series in connection with the execution, delivery and performance of this Agreement or any other agreement or document contemplated by this Agreement to which the A-1 Series is a party, or the consummation of the transactions contemplated hereby or thereby, except for those consents, orders, waivers, approvals, authorizations, registrations, qualifications, designations, declarations or filings, the failure of which to obtain or to make, would not, individually or in the aggregate, have or reasonably be expected to have a A-1 Series Material Adverse Effect.
(d)    No Violation. Assuming the accuracy of the representations and warranties of Holdings made hereunder, none of the execution, delivery or performance by the A-1 Series of this Agreement or any other agreement or document contemplated by this Agreement to which the A-1 Series is a party, or any agreement or transaction contemplated hereby or thereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (i) the Organizational Documents of the Company, (ii) any agreement, document or instrument to which the A-1 Series is a party or (iii) any term or provision of any judgment, order, writ, injunction, or decree binding on the A-1 Series, except for, in the case of clause (ii) or (iii), any such breaches or defaults that would not, individually or in the aggregate, have or reasonably be expected to have a A-1 Series Material Adverse Effect.
(e)    Series A-1 Common Shares. The Series A-1 Common Shares issuable, at the Company’s option, upon exchange of the OP Units (the “Exchange Shares”) have been duly reserved for issuance, and upon issuance in accordance with the terms of the Organizational Documents of the Company, will be (i) duly authorized and validly issued by the A-1 Series, (ii) not subject to preemptive or similar rights created by statute or any agreement to which the A-1 Series is a party or by which the A-1 Series is bound and (iii) free and clear of all Liens (other than Liens created by the Organizational Documents of the Company). Other than the OP Agreement, the Company’s Organizational Documents and any lock-up agreements required by the underwriters in connection with the IPO, there are no rights, subscriptions, warrants, options, conversion rights, agreements, instruments or understandings of any kind outstanding (x) relating to the Exchange Shares or (y) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the Exchange Shares or any securities or obligations of any kind convertible into any Exchange Shares.
(f)    REIT Qualification. (i) A-1 Series will elect to be subject to U.S. federal income tax as a REIT beginning with its taxable year ending December 31, 2015. All material Tax returns required to be filed by or on behalf of the A-1 Series and each of its Subsidiaries have been duly filed on a timely basis (taking into account any valid extensions of time to file) and such Tax returns are true, complete and correct in all material respects, and all material Taxes required to be paid by or with respect to such Persons have been paid in full on a timely basis (taking into account any valid extensions of time to file), and no other material Taxes are due and payable by or with respect to such Persons except any Taxes which (A) are not delinquent, (B) remain payable without penalty, or (C) are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established. None of the A-1 Series or any of its Subsidiaries (x) is (or has ever been) a party to any tax sharing agreement or tax indemnity agreement, or (y) has assumed the Tax liability of any other person under contract. None of the A-1 Series or any of its Subsidiaries is a party to any action or proceeding for assessment or collection of material Taxes, nor, has such event been asserted or threatened in writing against the A-1 Series or any of its Subsidiaries or any of their respective assets, and none of such Persons is a party to any waiver or extension of any statute of limitations with respect to any material Taxes or material Tax returns.
(g)    No Broker. Other than the underwriting agreement entered into in connection with the IPO, neither the A-1 Series nor any of its members, managing members, partners, general partners, directors, officers or employees, to the extent applicable, has entered into any agreement with any broker, firm, finder or similar agent or any Person or firm that will result in the obligation of Holdings, the Company, the A-1 Series, Mezz or any of their Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.
(h)    Litigation. The A-1 Series has not received written notice of any action, suit or proceeding pending or threatened against the A-1 Series. There is no outstanding order, writ, injunction or decree of any Governmental Authority against the A-1 Series or affecting all or any portion of its properties or assets.
(i)    No Other Representations or Warranties. Other than the representations and warranties expressly set forth in this Section 3.1, the A-1 Series shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby.
Section 3.2.    Representations and Warranties of Holdings. For purposes of Section 3.2 (other than Section 3.2(c) and Section 3.2(d), all references to “Mezz” shall be deemed to include the Subsidiary. Holdings hereby represents and warrants to the A-1 Series as set forth below in this Section 3.2:
(a)    Organization; Authority.
(i)    Holdings (A) is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization and (B) has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby, and to own, lease and/or operate its property, as applicable, and its other assets, and to carry on its business as presently conducted. Holdings, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect. Holdings has all requisite capacity to enter into this Agreement and each agreement or other document contemplated by this Agreement and to carry out the transactions contemplated hereby and thereby.

(ii)    Mezz is a limited liability company duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation and has all requisite power and authority to enter into this Agreement and each agreement or other document contemplated by this Agreement, and to carry out the transactions contemplated hereby and thereby, and to own, lease and/or operate its property, as applicable, and its other assets, and to carry on its business as presently conducted. Mezz, to the extent required under applicable Laws, is qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the character of its property make such qualification necessary, other than such failures to be so qualified as would not, individually or in the aggregate, have or reasonably be expected to have a Mezz Material Adverse Effect.
(iii)    The A-1 Series has been provided complete and accurate copies of the Organizational Documents of Mezz, as amended through the date hereof, and such Organizational Documents are in full force and effect as of the date hereof and have not been further modified or amended.
(b)    Due Authorization. The execution, delivery and performance by Holdings of this Agreement and each other agreement or document contemplated by this Agreement to which it is a party has been duly and validly authorized by all necessary actions required of Holdings. This Agreement and each other agreement or document contemplated by this Agreement executed and delivered by or on behalf of Holdings constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of Holdings, each enforceable against Holdings in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)    Ownership of Equity Interests. Holdings is the record and beneficial owner of one hundred percent (100%) of the Equity Interests in Mezz. Mezz will have the power and authority on the Closing Date to issue to the A-1 Series the OP Units free and clear of any Liens and, upon delivery of the OP Units for Contributed Cash as provided herein, the A-1 Series will acquire good and valid title thereto, free and clear of any Liens. The OP Units, when issued and delivered in accordance with the terms of this Agreement for the consideration described in this Agreement, will be (i) duly authorized and validly issued by Mezz, (ii) not subject to preemptive or similar rights created by statute or any agreement to which Mezz is a party or by which it is bound and (iii) free and clear of all Liens created by Mezz (other than Liens created by the OP Agreement). Except as provided for or contemplated by this Agreement or the OP Agreement, there are no rights, subscriptions, warrants, options, conversion rights, preemptive rights, agreements, instruments or understandings of any kind outstanding (A) relating to the OP Units or (B) to purchase, transfer or to otherwise acquire, or to in any way encumber, any of the OP Units or any securities or obligations of any kind convertible into any of such OP Units.

(d)    Capitalization. Mezz is the record and beneficial owner of one hundred percent (100%) of the Equity Interests in Property Owner. Other than Mezz and Property Owner, Holdings does not own, directly or indirectly, any Equity Interest in any Person. Other than Property Owner, Mezz does not own, directly or indirectly, any Equity Interest in any Person. All of the issued and outstanding Equity Interests of Mezz and the Subsidiary of Mezz (collectively, the “Ownership Entities”) are validly issued and are not subject to preemptive rights or appraisal, dissenters or similar rights. There are no outstanding rights to purchase, subscriptions, warrants, options or any other security convertible into or exchangeable for Equity Interests in any Ownership Entity.
(e)    Tenants of the Property. As of the Effective Date, the only tenants of the Property are the tenants in Schedule 3.2(e) attached hereto.
(f)    Holdings’ Knowledge Representations. To Holdings’ Knowledge:
(i)    Neither Holdings nor any Ownership Entity has entered into or assumed any contracts, commission agreement, equipment leases or other agreements affecting any Ownership Entity or the Property which will be binding upon any Ownership Entity after the Closing other than (i) the contracts listed in Schedule 3.2(f) attached hereto (the “Contracts”), (ii) the Leases, (iii) the Existing Loan Documents, and (iv) liens, encumbrances, covenants, conditions, restrictions, easements and other matters of record.
(ii)    Except for defaults cured on or before the Effective Date and except as listed in Schedule 3.2(f) attached hereto, neither Holdings nor any Ownership Entity has received any written notice of default under the terms of any of the Contracts.
(iii)    Except as set forth on Schedule 3.2(f) attached hereto, during the last three years, neither Holdings nor any Ownership Entity has (A) received any written notice from any tenant of the Property asserting or alleging that Property Owner is in default under such tenant’s Lease, nor (B) sent to any tenant of the Property any written notice alleging or asserting that such tenant is in default under such tenant’s Lease. If A-1 Series receives an estoppel certificate from any tenant that confirms the provisions of the representation and warranty of Holdings contained in this paragraph, the representation and warranty of Holdings contained in this paragraph shall be without further force or effect with respect to such tenant or Lease as of the date of such tenant’s estoppel certificate.
(iv)    Neither Holdings nor any Ownership Entity has received any written notice from any governmental agency of any (A) rezoning or (B) condemnation, expropriation, eminent domain, or similar proceeding affecting all or any portion of the Property.
(v)    The licenses and permits listed on Schedule 3.2(f) are all of the licenses and permits held by the Property Owner in connection with Property Owner’s ownership and operation of the Property and are in full force and effect and in good standing. Neither Holdings nor any Ownership Entity has received notice of violation from any Governmental Authority or any intention on the part of any Governmental Authority to cancel, suspend or modify any of the licenses or permits or to take any action or institute any proceedings to effect such a cancellation, suspension or modification.

(vi)    Neither Holdings nor any Ownership Entity has received written notice of any default under the Existing Loan.
(g)    Environmental Matters. To Holdings’ Knowledge: (i) Holdings has made available to the A-1 Series for review all environmental reports and studies with respect to the Property in Holdings’ possession or control, and (ii) except as may be set forth in such environmental reports and studies, Holdings has not received or provided any written notice from or to any Governmental Authority concerning the discharge or seepage of any Hazardous Substances at the Property.
(h)    No Violation. None of the execution, delivery or performance by Holdings of this Agreement or any other agreement or document contemplated by this Agreement to which Holdings is a party, or any agreement or transaction contemplated hereby or thereby or the consummation of the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right under, (i) the Organizational Documents of Holdings or any Ownership Entity, (ii) any agreement, document or instrument to which Holdings or any Ownership Entity is a party or (iii) any term or provision of any judgment, order, writ, injunction, or decree binding on Holdings or any Ownership Entity, except for, in the case of clause (ii) or (iii), any such breaches or defaults that would not, individually or in the aggregate, have or reasonably be expected to have a Mezz Material Adverse Effect.
(i)    Taxes.
(i)    There are no Liens for Taxes (other than statutory Liens for Taxes not yet due and payable and for Taxes being contested in good faith and by appropriate proceedings) upon any property directly or indirectly owned by Mezz or its Subsidiary.
(ii)    Non-Foreign Status. Holdings (or if Holdings is a disregarded entity within the meaning of Section 1.1445-2(d)(iii), its sole owner for such purposes) is not a foreign person within the meaning of Section 1445 of the Code.
(iii)    Prior to the Closing, Mezz and its Subsidiary have at all times been treated as disregarded entities for U.S. federal income tax purposes (within the meaning of Section 7701(a)(2) of the Code). Holdings has made available to the A-1 Series copies of any U.S. federal, state and local Tax returns and elections filed by or with respect to Mezz and its Subsidiary.

(iv)    Mezz and its Subsidiary have timely filed all U.S. federal, state and local Tax returns and reports required to be filed by Mezz and its Subsidiary, and all such Tax returns are true, correct and complete in all material respects. Mezz and its Subsidiary have timely paid all material U.S. federal, state and local Taxes required to be paid by Mezz and its Subsidiary, including all withholding Taxes. No deficiency for any Tax has been asserted or assessed by any governmental or taxing authority in writing against Mezz or its Subsidiary (or has been threatened or proposed), and no audit, examination or other proceeding with respect to Mezz or its Subsidiary by any governmental or taxing authority is pending or has been threatened or announced in writing. No written claim has been made by any governmental or taxing authority in a jurisdiction where Mezz or its Subsidiary does not file Tax returns that Mezz or its Subsidiary is or may be subject to taxation by such jurisdiction. Neither Mezz nor its Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension for the period of assessment of, any Tax.
(v)    Other than as may be provided in this Agreement, neither Mezz nor its Subsidiary has entered into any Tax indemnification, allocation or sharing agreements (or similar agreements) under which Mezz or its Subsidiary could be liable for any Tax liability of any other person. Neither Mezz nor its Subsidiary is party to any joint venture, partnership or other agreement or arrangement treated as a partnership under the Code. Neither Mezz nor its Subsidiary, nor Holdings has made an election under Section 108(i) of the Code with respect to Mezz or its Subsidiary. Neither Mezz nor its Subsidiary has entered into any “listed transaction” that has given rise to a disclosure obligation under Section 6011 of the Code and the Treasury Regulations promulgated thereunder.
(vi)    Neither Mezz nor its Subsidiary will be required to include amounts in income, or exclude items of deduction, in a taxable period beginning after the Closing as a result of (A) a “closing agreement” described in Section 7121 of the Code (or any corresponding provision of state or local law), (B) a change in method of accounting occurring prior to the Closing, (C) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing (including as a result of any failure to acquire “replacement property” to complete a transaction intended to qualify under Section 1031 or 1033 of the Code), or (D) a prepaid amount received or paid prior to the Closing.
(j)    Bankruptcy. No bankruptcy or similar insolvency proceeding has been filed or is currently contemplated with respect to Holdings or Mezz.
(k)    No Claims. Holdings does not have any claims against any Ownership Entity or, if applicable, any of its respective members, managers, managing members, officers, directors or agents.

(l)    Financial Statements.
(i)    Holdings has furnished to the A-1 Series true, accurate and complete copies of (A) the audited financial statements consisting of the consolidated balance sheets of Holdings for the fiscal years ended December 31, 2012 and December 31, 2013 and the related consolidated statements of comprehensive loss, changes in equity and cash flows for the years then ended, together with all related notes and schedules thereto, accompanied by the reports thereon of Holdings’ independent auditors and (B) the unaudited consolidated balance sheet of Holdings for September 30, 2014 and the related unaudited consolidated statements of comprehensive income, changes in equity and cash flow for the period then ended (the financial statements referenced in the foregoing clauses (A) and (B) collectively, the “Financial Statements”).
(ii)    The Financial Statements are the same documents that are reviewed by Holdings in connection with (A) the performance by Holdings of its fiduciary obligations to its investors, and (B) the preparation of Financial Statements and reports submitted to the investors of Holdings.
(m)    No Broker. Neither Holdings nor any Ownership Entity nor any of their respective members, managing members, partners, general partners, directors, officers or employees, to the extent applicable, has entered into any agreement with any broker, finder or similar agent or any Person or firm that will result in the obligation of the Company, the A-1 Series, Mezz or any of their Affiliates to pay any finder’s fee, brokerage fees or commissions or similar payment in connection with the transactions contemplated by this Agreement.
(n)    Litigation. Except as listed in Schedule 3.2(n) attached hereto, Holdings has not received any written notice of any current or pending litigation against Holdings, any Ownership Entity or the Property (including any condemnation proceedings) which would, in the reasonable judgment of Holdings, adversely affect any Ownership Entity or the Property. Except as listed in Schedule 3.2(n) attached hereto, there is no outstanding order, writ, injunction or decree of any Governmental Authority against Holdings, any Ownership Entity or the Property.
(o)    Notice of Violation. Except for violations cured or remedied on or before the Effective Date and except as listed in Schedule 3.2(o) attached hereto, neither Holdings nor any Ownership Entity has received any written notice from any Governmental Authority of any violation of any Law that could reasonably be expected to be material to the Property or any Ownership Entity.
Section 3.3.    “Holdings’ Knowledge” or “Knowledge of Holdings”. “Holdings’ Knowledge” or “Knowledge of Holdings” or words of similar import shall refer only to the actual knowledge of Jonathan Landau and Terrence Storey (collectively, the “Designated Representatives”) and shall not be construed to impose upon the Designated Representatives any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including the contents of the materials made available to the A-1 Series’ Representatives. There shall be no personal liability on the part of the Designated Representatives arising out of any of Holdings’ representations or warranties.

Section 3.4.    Representations or Warranties Deemed Modified. (a) To the extent that the A-1 Series is deemed to know prior to the Closing that any Holdings’ representation or warranty is inaccurate, untrue or incorrect in any way, such Holdings’ representation or warranty shall be deemed modified to reflect the A-1 Series’ deemed knowledge. The A-1 Series and the A-1 Series’ Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent that, at or prior to Closing, (i) any A-1 Series’ Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any Holdings’ representation or warranty, or (ii) this Agreement, the Closing Documents, the documents and materials with respect to Holdings, any Ownership Entity or the Property made available to any A-1 Series’ Representative in connection with the transaction contemplated hereby, any estoppel certificate executed and delivered as contemplated by Section 2.3(b), or any reports prepared by any A-1 Series’ Representative or obtained by any A-1 Series’ Representative from any professional advisors of the A-1 Series in connection with the A-1 Series’ due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any Holdings’ representation or warranty. (b) To the extent that Holdings is deemed to know prior to the Closing that any A-1 Series’ representation or warranty is inaccurate, untrue or incorrect in any way, such A-1 Series’ representation or warranty shall be deemed modified to reflect Holdings’ deemed knowledge. Holdings and the Designated Representatives shall be “deemed to know” any fact, circumstance or information or shall have “deemed knowledge” of the same to the extent that, at or prior to Closing, (i) any Designated Representative has actual knowledge of a particular fact or circumstance or information that is inconsistent with any A-1 Series’ representation or warranty, or (ii) this Agreement, the Closing Documents, the documents and materials with respect to the A-1 Series provided to any Designated Representative in connection with the transaction contemplated hereby, or any reports prepared by any Designated Representative or obtained by any Designated Representative from any professional advisors of Holdings in connection with Holdings’ due diligence discloses a particular fact or circumstance or contains information which is inconsistent with any A-1 Series’ representation or warranty.
Section 3.5.    Breach of Representations or Warranties prior to Closing. If prior to the Closing, either the A-1 Series or Holdings obtains actual knowledge that such party is in breach of any of its obligations hereunder in any material respect or any of the representations or warranties of such party made herein are, individually or in the aggregate, untrue, inaccurate or incorrect in any material respect, such party shall give the other party written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In the event of any misrepresentation or breach of any representation or warranty of Holdings, Holdings shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable extension of the scheduled Closing Date (not to exceed the earlier to occur of the Termination Date or thirty (30) days) for purposes of such cure.

Section 3.6.    Survival of Representations and Warranties. All representations and warranties contained in Section 3.1 in the case of the A-1 Series or Section 3.2, in the case of Holdings or in any certificate or affidavit delivered by such party pursuant to this Agreement shall survive the Closing for a period of 180 days, and such party shall only be liable to the other party hereunder for a breach of a representation or warranty with respect to which such party receives a written notice of a claim from the other party on or before the 180th day after the Closing Date. Notwithstanding the foregoing, however, if the Closing occurs, each party hereby expressly waives, relinquishes and releases any rights or remedies available to it at law, in equity, or under this Agreement, including any claim against the other party for damages that such party may incur, as the result of any untruth or inaccuracy of any of the other party’s representations or warranties if any only if such party is deemed to know of such untruth or inaccuracy at or prior to the Closing.
Section 3.7.    As Is Transfer.
(a)    NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY HOLDINGS IN THIS AGREEMENT OR OTHERWISE EXPRESSLY MADE BY HOLDINGS IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY HOLDINGS AT THE CLOSING, IF ANY, IT IS UNDERSTOOD AND AGREED THAT NEITHER HOLDINGS NOR ANY OF ITS AGENTS, EMPLOYEES OR CONTRACTORS HAS MADE, AND IS NOT NOW MAKING, AND THE A-1 SERIES HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN WITH RESPECT TO THE PROPERTY, INCLUDING WARRANTIES OR REPRESENTATIONS AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, (IV) FLOODING OR DRAINAGE, (V) SOIL CONDITIONS, (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY, (VII) USAGES OF ADJOINING PROPERTY, (VIII) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (IX) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, SEISMIC OR OTHER STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE IMPROVEMENTS OR ANY OTHER PORTION OF THE PROPERTY, (X) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XI) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XII) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XIII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XIV) ZONING, OR THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XV) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (XVI) TAX CONSEQUENCES (INCLUDING THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS) OR (XVII) MARKETPLACE CONDITIONS SUCH AS OFFICE SATURATION. THE A-1 SERIES FURTHER ACKNOWLEDGES THAT, EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY HOLDINGS IN THIS AGREEMENT OR BY HOLDINGS IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY HOLDINGS AT THE CLOSING, ANY INFORMATION OF ANY TYPE WHICH THE A-1 SERIES HAS RECEIVED OR MAY RECEIVE FROM HOLDINGS OR ANY OF ITS RESPECTIVE AGENTS, EMPLOYEES OR CONTRACTORS, INCLUDING ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT THE A-1 SERIES SHALL NOT RELY THEREON, ALL SUCH INFORMATION BEING FURNISHED WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER.
(b)    THE A-1 SERIES REPRESENTS AND WARRANTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED ACQUIROR OF REAL ESTATE AND THAT IT HAS RELIED AND SHALL RELY SOLELY ON (I) ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROPERTY, (II) ITS OWN KNOWLEDGE OF THE PROPERTY BASED ON ITS INVESTIGATIONS AND INSPECTIONS OF THE PROPERTY AND (III) THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY HOLDINGS IN EITHER THIS AGREEMENT OR IN THE DOCUMENTS OR INSTRUMENTS DELIVERED BY HOLDINGS AT THE CLOSING. EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY HOLDINGS IN THIS AGREEMENT OR IN ANY DOCUMENT OR INSTRUMENT DELIVERED BY HOLDINGS AT THE CLOSING: IF THE A-1 SERIES CLOSES THE TRANSACTION CONTEMPLATED HEREBY: (W) THE A-1 SERIES WILL HAVE CONDUCTED SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AND MEZZ AND ITS SUBSIDIARY AS THE A-1 SERIES DEEMS NECESSARY, INCLUDING THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE PROPERTY, AND SHALL RELY UPON THE SAME, (X) UPON CLOSING, THE A-1 SERIES SHALL BEAR THE RISK THAT ADVERSE MATTERS, INCLUDING ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY THE A-1 SERIES’ INSPECTIONS AND INVESTIGATIONS, (Y) THE A-1 SERIES ACKNOWLEDGES AND AGREES THAT UPON CLOSING, HOLDINGS SHALL CONVEY TO THE A-1 SERIES AND THE A-1 SERIES SHALL ACCEPT ITS INDIRECT INTEREST IN THE PROPERTY KNOWING AND AGREEING THAT THE PROPERTY AND ITS CONDITIONS ARE ACCEPTED "AS IS, WHERE IS," WITH ALL FAULTS AND DEFECTS (LATENT AND APPARENT), AND (Z) THE A-1 SERIES FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS WITH RESPECT TO MEZZ OR THE PROPERTY MADE BY HOLDINGS, OR ANY AGENT, EMPLOYEE OR CONTRACTOR OF HOLDINGS.
(c)    THE A-1 SERIES ACKNOWLEDGES AND AGREES THAT HOLDINGS WOULD NOT HAVE AGREED TO ENTER INTO THIS AGREEMENT WITHOUT THE DISCLAIMERS AND OTHER AGREEMENTS SET FORTH HEREIN. THE A-1 SERIES ACKNOWLEDGES THAT THE CONTRIBUTED CASH REFLECTS THE NATURE OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AS LIMITED BY THE WAIVERS AND DISCLAIMERS CONTAINED IN THIS AGREEMENT. THE A-1 SERIES HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH THE A-1 SERIES’ COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.
(d)    THE TERMS AND CONDITIONS OF SECTIONS 3.7(a), 3.7(b), 3.7(c), AND 3.7(e) SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE WITH THE PROVISIONS OF THE CLOSING DOCUMENTS.
(e)    IN RECOGNITION OF THE OPPORTUNITY AFFORDED TO THE A-1 SERIES PURSUANT TO THE AGREEMENT TO INVESTIGATE ANY AND ALL ASPECTS OF THE PROPERTY, MEZZ AND ITS SUBSIDIARY AS THE A-1 SERIES DETERMINES TO BE APPROPRIATE, THE A-1 SERIES AGREES AT THE CLOSING TO RELEASE AND WAIVE ALL CLAIMS AGAINST HOLDINGS ASSOCIATED WITH THE PROPERTY, MEZZ AND ITS SUBSIDIARY AS FOLLOWS:
(i)    EXCEPT WITH RESPECT TO ANY BREACH OF ANY REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS OR AGREEMENTS SET FORTH IN THIS AGREEMENT AND EXCEPT WITH RESPECT TO ANY BREACH OF ANY REPRESENTATIONS, WARRANTIES, INDEMNITIES, COVENANTS OR AGREEMENTS SET FORTH IN ANY DOCUMENT OR INSTRUMENT DELIVERED BY HOLDINGS AT CLOSING AND EXCEPT AS OTHERWISE PROVIDED IN THIS SECTION, THE A-1 SERIES AND ITS SUCCESSORS AND ASSIGNS EACH HEREBY FOREVER RELEASE, DISCHARGE AND ACQUIT HOLDINGS OF AND FROM ANY AND ALL CLAIMS, DEMANDS, OBLIGATIONS, LIABILITIES, INDEBTEDNESS, BREACHES OF CONTRACT, BREACHES OF DUTY OR ANY RELATIONSHIP, ACTS, OMISSIONS, MISFEASANCE, MALFEASANCE, CAUSE OF CAUSES OF ACTION, DEBTS, SUMS OF MONEY, ACCOUNTS, COMPENSATIONS, CONTRACTS, CONTROVERSIES, PROMISES, DAMAGES, COSTS, LOSSES AND EXPENSES, OF EVERY TYPE, KIND, NATURE, DESCRIPTION OR CHARACTER, RELATING TO OR ARISING FROM THE PROPERTY, MEZZ OR ITS SUBSIDIARY, INCLUDING ANY MATTERS WHICH ARISE OUT OR RELATE TO THE PRESENCE AT, UNDER, ON OR NEAR THE PROPERTY OF ANY HAZARDOUS MATERIALS OR ANY HAZARDOUS, TOXIC OR RADIOACTIVE WASTES, SUBSTANCES, OR MATERIALS, AND IRRESPECTIVE OF HOW, WHY OR BY REASON OF WHAT FACTS, WHETHER HERETOFORE, NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NAME, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, INCLUDING ANY RIGHTS OF THE A-1 SERIES OR ITS SUCCESSORS OR ASSIGNS UNDER ANY ENVIRONMENTAL LAWS.
(ii)    THE A-1 SERIES HEREBY AGREES, REPRESENTS AND WARRANTS THAT IT REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSE OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES, WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND IT FURTHER AGREES, REPRESENTS AND WARRANTS THAT THIS AGREEMENT HAS BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT IT NEVERTHELESS HEREBY INTENDS TO RELEASE DISCHARGE AND ACQUIT THE CONTRIBUTORS FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE IN ANY WAY RELATED TO THE PROPERTY, MEZZ OR ITS SUBSIDIARY EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT.

ARTICLE IV
COVENANTS
Section 4.1.    Covenants.
(a)    During the period from the Effective Date to the Closing Date (except as otherwise provided for or contemplated by this Agreement), Holdings shall use commercially reasonable efforts to (and shall cause Mezz and its Subsidiary and any property manager of the Property to) conduct the businesses of Mezz (and its Subsidiary) and operate and maintain the Property in the ordinary course of business consistent with past practice, pay its debt obligations as they become due and payable, and use commercially reasonable efforts to preserve intact its current business organizations and preserve its relationships with tenants and others having business dealings with it, in each case consistent with past practice. In addition, and without limiting the generality of the foregoing, during the period from the Effective Date to the Closing Date, Holdings shall not (and shall not permit Mezz or its Subsidiary or any property manager of the Property to) without the prior written consent of the A-1 Series, which consent shall not be unreasonably withheld, conditioned or delayed (and shall be deemed granted if the A-1 Series fails to respond to written request therefor within five (5) Business Days):
(i)    (A) issue or authorize the issuance of any other Equity Interests or make any other changes to the equity capital structure of Mezz or any Subsidiary of Mezz, or (B) purchase, redeem or otherwise acquire any Equity Interests of Mezz or any Subsidiary of Mezz;
(ii)    issue, deliver, sell, transfer, dispose, mortgage, pledge, assign or otherwise encumber, or cause the issuance, delivery, sale, transfer, disposition, mortgage, pledge, assignment or otherwise encumbrance of, any Equity Interests of Mezz or any Subsidiary of Mezz or any other assets of Mezz or any Subsidiary of Mezz;
(iii)    amend, modify or terminate any Lease (notwithstanding the foregoing terms of this subsection (iii), if any Lease requires that the landlord’s consent be given under the applicable circumstances (or not be unreasonably withheld, conditioned or delayed), then the Holdings and the A-1 Series shall be held to the same standard of approval under this Section 4.1(a)(iii));
(iv)    extend, renew, replace or otherwise modify any Contract out of the ordinary course of business or enter into any new contract affecting any Ownership Entity or the Property that is out of the ordinary course of business;
(v)    amend the Organizational Documents of Mezz or any Subsidiary of Mezz;
(vi)    adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization with respect to Mezz or any Subsidiary of Mezz;
(vii)    materially alter the manner of keeping any Ownership Entity’s books, accounts or records or the accounting practices therein reflected;

(viii)    terminate or amend any existing insurance policies affecting the Property;
(ix)    make, change or revoke any material income tax election, adopt or change any accounting method with respect to Taxes, file any amended Tax return, file any refund for Tax, settle or compromise any Tax liability, enter into any closing agreement with respect to any Tax, surrender any right to claim a refund of any Tax or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; or
(x)    authorize, commit or agree to take any of the foregoing actions.
(b)    Prior to the Closing, Holdings shall timely (i) pay all Taxes required to be paid by or with respect to Mezz and its Subsidiary, and (ii) file all Tax returns required to be filed by or with respect to Mezz and its Subsidiary. Following the Closing, the A-1 Series shall file all Tax returns required to be filed by or with respect to Mezz and its Subsidiary. Holdings shall provide the A-1 Series with draft Tax returns proposed to be filed by or with respect to Mezz and its Subsidiary not later than 15 Business Days prior to the due date thereof (including valid extensions) for the A-1 Series’ review (provided that no consent thereto shall be required from the A-1 Series).
(c)    Without the prior written consent of Holdings, which consent shall not be unreasonably withheld, conditioned or delayed (and shall be deemed granted if the Holdings fails to respond to written request therefor within five (5) Business Days), during the period from the Effective Date to the Closing Date the A-1 Series shall not permit any amendment to the Organizational Documents of the A-1 Series or the Company and shall not offer or sell any Series A-1 Common Shares or other equity interests of any type whatsoever associated with the A-1 Series, other than (i) in connection with the IPO and (ii) grants of equity compensation to its directors permitted under the Organizational Documents of the A-1 Series or the Company.
Section 4.2.    State Street ROFO. All parties acknowledge and agree that they have read Article 24 of the SSB Lease and concluded that the right of first offer contained therein is not triggered by the transactions contemplated by this Agreement. Prior to Closing, Holdings shall make a good faith effort to obtain an estoppel letter from SSB in the form attached hereto as Exhibit G-1 and obtaining such estoppel letter shall be a condition precedent to Closing.
Section 4.3.    Other Acknowledgements. Each party acknowledges that RCG State Street Boston I, LLC and RCG State Street Boston II, LLC, which are controlling affiliates of Holdings, are Affiliates of Jay Anderson, one of the Company’s director nominees. Each of the parties further acknowledges that Jay Anderson holds or may hold direct or indirect Equity Interests or other interests in Holdings and/or the Company.
Section 4.4.    Cooperation. Holdings shall provide, and shall cause its Ownership Entities to provide, the Company, the A-1 Series, the underwriters and their auditors and counsel such information and access as is reasonably requested to perform their diligence.

Section 4.5.    Conversion; OP Agreement; OP Units.
(a)    Concurrently with the Closing, Holdings shall cause Mezz to (i) file with the Secretary of State of the State of Delaware the Certificate of Conversion From a Limited Liability Company to a Limited Partnership, which shall be in the form attached hereto as Exhibit E-2 and (ii) amend and restate the Mezz Operating Agreement in the form of the OP Agreement.
(b)    Concurrently with the issuance of the OP Units to the A-1 Series pursuant to Section 1.3 of this Agreement, the A-1 Series will be admitted as a partner of Mezz in accordance with the OP Agreement.
Section 4.6.    Commercially Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the A-1 Series and Holdings covenants and agrees to use commercially reasonable efforts and cooperate with each other in (a) promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Laws or from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement, (b) promptly making any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, waivers, permits or authorizations and (c) taking all actions and doing, or causing to be done, all things necessary, proper and/or appropriate (including executing and delivering additional documents) to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE V
MISCELLANEOUS
Section 5.1.    Defined Terms.
(a)    Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION

A-1 Series	Preamble
A-1 Series Expenses	5.18
Agreement	Preamble
Cap	5.15(b)(ii)
Closing	2.2
Closing Date	2.2
Closing Documents	2.3
Company	Preamble
Consent	3.1(c)
Contracts	3.2(f)(ii)
Contributed Cash	1.3(b)
Contribution	Recital D
Deductible	5.15(b)(ii)
Designated Representatives	3.3
Effective Date	Preamble
Exchange Shares	3.1(e)
Existing Loan	1.3
Existing Loan Documents	1.3
Financial Statements	3.2(l)(i)
Holdings	Preamble
Holdings Expenses	2.5
IPO	Recital A
IPO Closing	2.2
Issued Units	1.3(a)
Lender Reserves	1.4

Mezz	Preamble
OP Units	Recital D
Ownership Entities	3.2(d)
Reconciliation Period	1.4
Reduced Contributed Cash	1.3(b)
Registration Statement	2.1(a)(i)
Registration Rights Agreement	2.4(a)
Reserves	1.4
Restricted Units	1.3(b)(i)
SSB	5.1(b)
SEC	2.1(a)(ii)
Termination Date	1.6(d)
Unrestricted Units	1.3(b)(i)

(b)    For the purposes of this Agreement, the following terms have the meanings set forth below.
“A-1 Series Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or prospects of the A-1 Series and its Subsidiaries taken as a whole.
“A-1 Series’ Representatives” shall mean the A-1 Series and its officers, directors, employees, agents, consultants, representatives and attorneys or any direct or indirect owner of any beneficial interest in A-1 Series, including Paul Frischer, Jesse Stein and Darren Glickman.
“Act” means Securities Act of 1933, as amended.
“Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Allocated Debt” means $775,000,000.
“Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

“Code” means the Internal Revenue Code of 1986, as amended.
“Environmental Laws” means each and every federal, state, district, county and municipal statute, ordinance, rule, regulation, code, order, requirement, directive, binding written interpretation and binding written policy pertaining to Hazardous Substances issued by any Governmental Authorities and in effect as of the date of this Agreement with respect to or which otherwise pertains to or affects the Property or any portion thereof, the use, ownership, occupancy or operation of the Property or any portion thereof, and as same have been amended, modified or supplemented from time to time prior to the Effective Date, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. §2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. § 7401 et seq.), the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) (collectively, the “Environmental Statutes”), and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the Environmental Statutes.
“Equity Interests” any Person means any and all shares of capital stock, warrants, options or other rights to purchase shares of capital stock (in each case, whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including common stock, preferred stock and limited liability company, partnership and joint venture interests) of such Person, and all securities exchangeable for or convertible or exercisable into, any of the foregoing (including restricted stock units, restricted stock, phantom stock and stock appreciation rights).
“Estimated Closing Date” means May 28, 2015.
“Estoppel Letters” means the SSB Estoppel in the form attached hereto as Exhibit G-1 and the Easements Estoppel in the form attached hereto as Exhibit G-2.
“Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Hazardous Substances” means (i) asbestos, radon gas and urea formaldehyde foam insulation, (ii) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, petroleum products or byproducts, polychlorinated biphenyls, phosphates, lead or other heavy metals and chlorine, (iii) any solid or liquid waste (including hazardous waste), hazardous air pollutant, hazardous substance, hazardous chemical substance and mixture, toxic substance, pollutant, pollution, regulated substance and contaminant or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, “TCLP toxicity,” or “EP toxicity” or words of similar import under any applicable Environmental Laws), (iv) any radioactive materials; and (v) any other chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws.
“Holdings Parties” shall mean and include, collectively, (a) Holdings; (b) its counsel; (c) Holdings’ property manager; (d) any direct or indirect owner of any beneficial interest in Holdings; (e) any officer, director, employee, or agent of Holdings, its counsel, Holdings’ property manager or any direct or indirect owner of any beneficial interest in Holdings; and (f) any other entity or individual affiliated or related in any way to any of the foregoing.
“Laws” means applicable laws, statutes, rules, regulations, codes, orders, ordinances, judgments, injunctions and decrees of any Governmental Authority.
“Leases” shall mean all leases for tenants of the Property as of the Effective Date.
“Lien” means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.
“Losses” means all claims, losses, Taxes, damages (including diminution of value), deficiencies, liabilities, interest, penalties, fees, charges, costs and expenses of any nature whatsoever, including amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds.
“made available” means made available to the A-1 Series by Holdings in the Share Vault Data Room labeled “ETRE Financial” prior to Closing.
“Mezz Material Adverse Effect” means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or prospects of Mezz and its Subsidiary taken as a whole.
“Mezz Operating Agreement” means that certain Limited Liability Company Agreement of Mezz, dated as of December 12, 2006, made and executed by Holdings, which is the sole entity holding Units (as defined therein) in, and is the sole member of, Mezz.

“OP Agreement” means the agreement of limited partnership of Mezz, which shall be in the form attached hereto as Exhibit E-1.
“OP Units” means partnership units in Mezz.
“Organizational Documents” means with respect to any entity, the certificate of formation, limited liability company agreement or operating agreement, partnership agreements, certificate of incorporation, bylaws, certificate of limited partnership, limited partnership agreement and any other governing instrument, as applicable.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
“Property Owner” means Lincoln Street Property Owner, LLC, a Delaware limited liability company.
“Series A-1 Common Shares” means Series A-1 Common Shares of the Company representing limited liability company interests of the A-1 Series.
“SSB Lease” means that certain Lease of the Property dated May 9, 2001 between Lincoln Street Property Owner, LLC (as successor to Kingston Bedford Joint Venture LLC), as landlord, and SSB Realty LLC (“SSB”), as tenant, as amended.
“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust or other legal entity which the applicable Person owns (either directly or through or together with another Subsidiary) either (a) a general partner, managing member or other similar interest or (b) (i) 50% or more of the voting power of the voting capital stock or other equity interests or (ii) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other legal entity.
“Taxes” means all applicable U.S. federal, state, local and foreign income, withholding, service, premium, property (real, personal and intangible), sales, use, abandoned property, escheat, franchise, employment, unemployment, transfer, real estate transfer, mortgage recording, excise and other taxes, tariffs, fees, assessments or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to taxes with respect thereto (including interest on penalties and additions to taxes).

Section 5.2.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given or made (a) as of the date delivered, if delivered personally, (b) as of the date delivered if mailed by registered or certified mail, return receipt requested and postage prepaid, (c) as of the date delivered if sent by a nationally recognized overnight courier or (d) on the date the delivering party receives confirmation if transmitted by facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party).
To the A-1 Series:
44 Wall Street
New York, New York 10005
Phone: (212) 596-7225
Facsimile: (646) 349-1980
Attn: Chief Executive Officer
with a copy to:
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Phone: (212) 878-8000
Facsimile: (212) 878-8375
Attn: Jay L. Bernstein; Per Chilstrom
and
Fried, Frank, Harris Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Phone: (212) 859-8000
Facsimile: (212) 859-4000
Attn: Steven G. Scheinfeld; John M. Bibona
To Holdings:
Lincoln Street Holdings, LLC
c/o Fortis Property Group
45 Main Street, Suite 302
Brooklyn, NY 11201
Phone: (718) 907-7703
Facsimile: (718) 907-8703
Attn: Jonathan Landau
with a copy to:
DLA Piper LLP (US)
203 North LaSalle Street, Suite 1900
Chicago, IL 60601
Phone: (312) 368-2178
Facsimile: (312) 630-7332
Attn: Peter Ross

Section 5.3.    Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.
Section 5.4.    Entire Agreement; Third-Party Beneficiaries. This Agreement and the Closing Documents, including the exhibits hereto and thereto, constitute the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement and the Closing Documents. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto. No memorandum of contract or other instrument of notice of this Agreement or any of the rights herein shall be recorded by either party against the Property.
Section 5.5.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of any Laws that might otherwise govern under applicable principles of conflict of laws thereof.
Section 5.6.    Amendment; Waiver. Any amendment hereto shall be in writing and signed by all parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.
Section 5.7.    Assignment. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their permitted respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the A-1 Series may designate assignees pursuant to Section 1.2 and otherwise may assign its rights and obligations hereunder to a wholly-owned subsidiary of the A-1 Series; provided that such assignment shall not relieve the A-1 Series of its obligations hereunder. For the avoidance of doubt, any reference to an acquisition by the A-1 Series shall also be deemed to refer to an acquisition by any of its Subsidiaries.
Section 5.8.    Jurisdiction. The parties hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in New York County, New York with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum or that the venue of the action is improper.

Section 5.9.    WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION CONTEMPLATED HEREBY, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF THE PARTIES HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
Section 5.10.    Attorneys’ Fees. In any action or proceeding involving this Agreement or the contents hereof, the prevailing party shall be entitled to recover from the other party the prevailing party’s reasonable costs and expenses in such action or proceeding, including reasonable attorneys’ fees.
Section 5.11.    Severability. Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision never had been included in this Agreement.
Section 5.12.    Rules of Construction.
(a)    The parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
The words “hereto,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
Section 5.13.    Time of the Essence. Time is of the essence with respect to all obligations under this Agreement.

Section 5.14.    Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
Section 5.15.    Indemnification.
(a)        From and after the Closing, but subject to all of the limitations on liability, waivers, releases, survival periods and qualifications contained in this Agreement (including, without limitation, the provisions of Section 2.1(d), Section 3.3, Section 3.6, Section 3.7, Section 5.15(b) and Section 5.18), Holdings shall indemnify and hold harmless, without duplication, the A-1 Series from and against any Losses arising out of, relating to or in connection with (A) any breach by a Holdings of any representation or warranty contained in Section 3.2, (B) any breach by a Holdings of any covenant contained in this Agreement and (C) any A-1 Series Expenses not repaid at or prior to Closing. Holdings shall only be liable to the A-1 Series under this Section 5.15 for a claim with respect to which Holdings receives a written notice of such claim from the other A-1 Series on or before the 180th day after the Closing Date.
(b)    Limitations on Liability.
(i)    This Agreement shall not create or permit any personal liability or obligation on the part of any shareholder, managing member, general partner, trustee, executor, director, officer, manager or employee of Holdings or the A-1 Series, to the extent applicable, in their capacities as such.
(ii)    Notwithstanding any provision to the contrary contained in this Agreement or the Closing Documents, (A) the maximum aggregate liability of Holdings Parties, and the maximum aggregate amount which may be awarded to and collected by the A-1 Series, the Company, Mezz and its Subsidiary in connection with the transaction contemplated hereby, the Property, under this Agreement, and under all Closing Documents (including in connection with the breach of any of Holdings’ representations or warranties for which a claim is timely made by the A-1 Series) shall not exceed $5,000,000 (the “Cap”), and (B) Holdings Parties shall have no liability for any Losses in connection with the transaction contemplated hereby, the Property, under this Agreement, and under all Closing Documents (including in connection with the breach of any of Holdings’ representations or warranties for which a claim is timely made by the A-1 Series) unless and until the aggregate amount of all such claims exceeds $5,000,000 (the “Deductible”), in which event the A-1 Series will only be entitled to recover all Losses arising out of or relating to such matters in excess of such amount, up to, but not in excess of, the Cap. The terms of this Section 5.15(b) shall survive the Closing and not be merged therein.
Section 5.16.    Reliance. Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other party to this Agreement, and that it has consulted with or will consult with its own advisors.

Section 5.17.    Survival. The covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing and then only to such extent.
Section 5.18.    Remedies; Limitation on Damages. If, on or before the Closing Date, Holdings is in breach or default of any of its obligations hereunder in any material respect, or any of Holdings’ representations and warranties are, individually or in the aggregate, untrue, inaccurate or incorrect in any material respect, and any such circumstance described in this sentence continues for five (5) Business Days after written notice (which written notice shall detail such default or breach), then the A-1 Series shall have the right to elect, as its sole and exclusive remedy, to (a) terminate this Agreement by written notice to Holdings, and, thereafter, the parties shall have no further rights or obligations hereunder except for obligations which expressly survive the termination of this Agreement, or (b) waive the default or breach and proceed to close the transaction contemplated hereby, or (c) seek specific performance of this Agreement by Holdings; provided, however, if the A-1 Series exercises its rights under clause (a) of this section, the A-1 Series will be entitled to recover from Holdings the reasonable, actual third party out-of-pocket costs and expenses incurred by the A-1 Series in connection with the transaction contemplated hereby in an amount not to exceed Five Hundred Thousand Dollars ($500,000) (the “A-1 Series Expenses”). As a condition precedent to the A-1 Series exercising any right it may have to bring an action for specific performance hereunder, the A-1 Series must commence such an action within ninety (90) days after of the later to occur of the Estimated Closing Date and the occurrence of Holdings’ breach or default. The A-1 Series agrees that its failure to timely commence such an action for specific performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property. The parties agree and acknowledge that the A-1 Series may pursue both a grant of specific performance and payment of the A-1 Series Expenses. While the A-1 Series may pursue both a grant of specific performance and payment of the A-1 Series Expenses, if the A-1 Series obtains specific performance, then the A-1 Series shall be entitled to receive only the A-1 Series Expenses arising out of or relating to the A-1 Series pursuit of a grant of specific performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the specific terms hereof or were otherwise breached. It is accordingly agreed that the parties shall be entitled to enforce specifically the terms and provisions hereof in any federal or state court located in New York (as to which the parties agree to submit to jurisdiction for the purpose of such action); provided, however, that nothing in this Agreement shall be construed to permit Holdings to enforce consummation of the IPO. The terms of this section shall survive the Closing and not be merged therein.
Section 5.19.    Electronic Signatures. Signatures to this Agreement transmitted by electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement.

Section 5.20.    Survival. This Article V shall survive termination of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Contribution Agreement as of the date first written above.
“A-1 SERIES”
SERIES A-1 of ETRE REIT, LLC
By:    /s/ Paul Frischer
Name: Paul Frischer
Title: Authorized Signatory
“HOLDINGS”
LINCOLN STREET HOLDINGS LLC
By:    /s/ Joel Kestenbaum
Name: Joel Kestenbaum
Title: President
“MEZZ”
LINCOLN STREET MEZZ, LLC
By:    /s/ Joel Kestenbaum
Name: Joel Kestenbaum
Title: President

[Signature Page to the Contribution Agreement]

EXHIBIT A
MEZZ BANK ACCOUNT

To be provided by Holdings not less than two (2) Business Days prior to Closing.

EXHIBIT B
UNIT RECIPIENT REPRESENTATIONS/RISK FACTORS
(a)    Investment.
(i)    [Unit Recipient Name] (“Subscriber”) is acquiring OP Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and with a view to, or for offer or sale in connection with, any distribution thereof in violation of U.S. federal securities laws. Subscriber agrees and acknowledges that, except as set forth in the preceding sentence, it may not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the Act (or an exemption from such registration in accordance with clause (ii) below) and qualification or other compliance under applicable blue sky or state securities laws, (ii) in the case of a Transfer without an effective registration statement under the Act and if requested by Mezz, counsel for the transferor (which counsel shall be reasonably acceptable to Mezz) shall have furnished Mezz with an opinion, reasonably satisfactory in form and substance to Mezz, to the effect that no such registration is required because of the availability of an exemption from registration under the Act and (iii) the Transfer otherwise is permitted by the OP Agreement. The term “Transfer” shall not include any redemption or exchange of the OP Units for Series A-1 Common Shares pursuant to the OP Agreement. Notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the OP Agreement.
(ii)    Subscriber is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer imposed by U.S. federal securities laws. Subscriber is able to bear the economic risk of holding the OP Units for an indefinite period and is able to afford the complete loss of its investment in the OP Units. Subscriber has received and reviewed all information and documents about or pertaining to Mezz and the business and prospects of Mezz and the issuance of the OP Units as Subscriber deems necessary or desirable, and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents, the A-1 Series, Mezz and the business and prospects of the A-1 Series and Mezz which Subscriber deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units; and Subscriber understands and has taken cognizance of all risk factors related to the purchase of the OP Units including those risk factors set forth below. Subscriber is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of Subscriber’s advisors (including tax advisors), and not upon that of the A-1 Series or Mezz or any of the A-1 Series’ or Mezz’s Affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby.

(b)    Holding Period. Subscriber acknowledges that it has been advised that (i) the OP Units are not exchangeable for Series A-1 Common Shares until after the earlier of (A) the refinance of the Existing Loan or (B) January 11, 2017, (ii) the OP Units issued pursuant to this Agreement, and any Series A-1 Common Shares issued in exchange for, or in respect of a redemption of, the OP Units, are “restricted securities” (unless registered in accordance with applicable U.S. securities laws) under applicable U.S. federal securities laws and may be Transferred only in accordance with Paragraph (a)(i) and Subscriber understands that Mezz has no obligation or intention to register any OP Units, except to the extent set forth in the Registration Rights Agreement. Accordingly, Subscriber may have to bear indefinitely, the economic risks of an investment in such OP Units and a notation shall be made in the appropriate records of Mezz indicating that the OP Units (and any Series A-1 Common Shares for which OP Units may, in certain circumstances, be exchanged or redeemed) and are subject to restrictions on transfer.
(c)    OFAC. Subscriber is not a person and/or entity with whom the A-1 Series or Mezz is restricted from doing business under the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq.; the Trading With the Enemy Act, 50 U.S.C. App. § 5; the USA Patriot Act of 2001; any executive orders promulgated thereunder, any implementing regulations promulgated thereunder by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) (including those persons and/or entities named on OFAC’s List of Specially Designated Nationals and Blocked Persons); or any other applicable law of the United States.
(d)    Anti-Money Laundering. Subscriber: (i) has not received written notice that it is under investigation by any Governmental Authority for, nor been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws (as hereinafter defined); (ii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws; and (iii) has not had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Agreement, the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that: (w) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (x) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (y) require identification and documentation of the parties with whom a financial institution conducts business; or (z) are designed to disrupt the flow of funds to terrorist organizations. For purposes of this Agreement, such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.
(e)    Patriot Act. Subscriber is in compliance with any and all applicable provisions of the Patriot Act.
Risk Factors:

EXHIBIT C
FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT D
HOLDINGS OFFICER CERTIFICATE

EXHIBIT E-1
FORM OF OP AGREEMENT

.

EXHIBIT E-2
FORM OF CERTIFICATE OF CONVERSION FROM A LIMITED LIABILITY COMPANY TO A LIMITED PARTNERSHIP

.

CERTIFICATE OF CONVERSION FROM A
LIMITED LIABILITY COMPANY TO A LIMITED PARTNERSHIP
OF
LINCOLN STREET MEZZ, LLC
This certificate of conversion from a limited liability company to a limited partnership, dated as of [                 ], 2015 is being filed by Lincoln Street Mezz, LLC, a Delaware limited liability company to convert Lincoln Street Mezz, LLC to a Delaware limited partnership under section 17-217 of the Delaware Revised Uniform Limited Partnership Act.
1.Jurisdiction of Formation. The limited liability company was first formed in the state of Delaware on December 12, 2006.
2.Current Name and Entity Type. Immediately prior to the filing of this certificate of conversion the name of the limited liability company is Lincoln Street Mezz, LLC.
3.Limited Partnership Name. The name of the limited partnership as set forth in the certificate of limited partnership being filed concurrently with this certificate of conversion is ETRE Property A-1, LP
Lincoln Street Mezz, LLC

By:_____________________________________
Name:
Title:

.

CERTIFICATE OF LIMITED PARTNERSHIP
OF
ETRE PROPERTY A-1, LP
This certificate of limited partnership, dated as of [             ] 2015, is being filed by Series A-1 of ETRE REIT, LLC, a Delaware limited liability company, and [Fortis GP], a Delaware limited liability company, each as general partner, in order to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.
1.    Name. The name of the limited partnership is ETRE Property A-1, LP
2.    Registered Office and Registered Agent. The address of the registered office of ETRE Property A-1, LP in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of ETRE Property A-1, LP for service of process at that address is The Corporation Trust Company.
3.    Name and Address of the General Partner. The names and mailing addresses of the general partners of the ETRE Property A-1, LP are Series A-1 of ETRE REIT, LLC, 44 Wall Street, New York, NY 10005 and [Fortis GP], 40 Main Street, Brooklyn, NY 11201.
SERIES A-1 OF ETRE REIT LLC,
as general partner

By:_____________________________________
Name:
Title:

[FORTIS GP] LLC,
as general partner

By: _____________________________________
Name:
Title:

.

EXHIBIT F
FORM OF ASSET MANAGEMENT AGREEMENT

.

EXHIBIT G-1
FORM OF SSB ESTOPPEL

[Date]
_______________
_______________
_______________

Re:    One Lincoln Street, Boston, Massachusetts
The undersigned understands that SERIES A-1 of ETRE REIT, LLC (“Company”) intends to acquire an approximately 48.88% equity interest (“Interest”) in LINCOLN STREET MEZZ, LLC (“Mezz”), the sole member of LINCOLN STREET PROPERTY OWNER LLC ("Landlord"), pursuant to the terms of that certain Contribution Agreement dated January __ 2015 between the Company, Mezz and Lincoln Street Holdings, LLC (as the same may be amended or supplemented from time to time, the "Contribution Agreement") and that, as a condition precedent to the closing under the Contribution Agreement, the Company and the Landlord are requiring, and will rely upon, this certificate from the undersigned. The undersigned hereby certifies as follows:
1.The undersigned is the tenant under the lease described in Exhibit A annexed hereto, covering the space in the building known as One Lincoln Street, Boston, Massachusetts (the "Property") described on Exhibit A (the "Premises"), which lease has not been amended or supplemented (orally or in writing) except as set forth on Exhibit A (as so amended or supplemented, the "Lease"). The Lease is guaranteed by the guaranty set forth on Exhibit A (the "Guaranty"). The Lease and the Guaranty contain all of the understandings and agreements between Landlord and the undersigned with respect to the Premises.
2.Except as indicated on Exhibit A, the undersigned has not assigned the Lease, sublet all or any portion of the Premises or pledged its interest thereunder except that occupancy by Affiliates of Tenant is permitted without the necessity of consent. All items of construction, if any, required to be completed by Landlord as of the date hereof have been satisfactorily completed in accordance with the terms and conditions of the Lease and any payments, credits or inducements made or to be made to the undersigned by Landlord as of the date hereof under the terms of the Lease have been fully paid or performed. All conditions to the Lease to be performed by Landlord as of the date hereof and necessary to the' enforceability of the Lease have been satisfied.
3.The Lease and the Guaranty is are in full force and effect. As of the date hereof and giving effect to the acquisition of the Interest by the Company, (i) the undersigned has neither sent nor received any notice of default under the Lease and, to the best of the undersigned's knowledge, there are no defaults under the Lease by either Landlord or the undersigned or under the Guaranty by the guarantor thereunder, nor are there any conditions or events existing which, with or without notice or the lapse of time, or both, could constitute a default under the Lease or the Guaranty, and (ii) to the best of the undersigned's knowledge, the undersigned has no charge, lien, claim or offsets under the Lease against Landlord or the rent or other amounts payable thereunder. The undersigned has not advanced any funds for or on behalf of Landlord for which the undersigned has a right to deduct from or offset against future rent payments.
4.There is no security deposit held under the Lease.
5.The dates of commencement and expiration of the term of the Lease are amounts set forth in Exhibit A. The amount of fixed annual rent is set forth on Exhibit A and all such amounts

13

have been paid through the date set forth on Exhibit A. There exists no present concession in or abatement of rent or other charges payable under the Lease except as expressly set forth in the Lease. There are no options to renew or extend the term of the Lease except as set forth on Exhibit A.
6.All additional rent and other charges payable to Landlord under the Lease are described on Exhibit A. Such amounts have been paid through the date set forth on Exhibit A. No fixed rent or other amounts have been paid more than 30 days in advance of their respective due dates, other than payments on account of estimated Excess Operating Expenses pursuant to the provisions of the Lease.
7.No notice to terminate the Lease or the Guaranty has been given or received by the undersigned.
8.Neither the undersigned nor the guarantor under the Guaranty is the subject, whether voluntary or otherwise, early bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.
9.No hazardous wastes or substances have been treated, stored or disposed of by the undersigned on the Premises except as permitted by applicable laws.
10.The undersigned does not have a right or option or right of first refusal pursuant to the Lease or otherwise to purchase all or any part of the Premises or the Property, except as expressly set forth in the Lease, and if a Sale Notice has been sent pursuant to Article 24 of the Lease, Exhibit A sets forth the status, as of the date of this certificate, of Tenant's rights and the running of any time periods pursuant to Article 24 of the Lease. The undersigned does not have any right or option for additional space at the Property or to cancel or terminate the Lease except as expressly set forth in the Lease or as set forth on Exhibit A.
11.Attached hereto as Exhibit B is a true and correct copy of the Lease and the Guaranty and all the amendments, modifications and supplements thereto.
12.The undersigned hereby certifies to the Company and Landlord the truth, and accuracy hereof and acknowledges that the Company and Landlord are relying on the terms hereof in consummating the transactions described above.
13.This certificate shall be binding upon the undersigned and its successors and assigns and shall inure to the benefit of and be enforceable by the Company and Landlord and their respective successors and assigns.

Very truly yours, [] By: Name: Title:

14

Exhibit A

1.	Description of Lease and of each amendment thereto [and any Guaranty thereof by title, date and parties:

2.	Space covered by the Lease by rentable square feet suite number and floor:

3.	Subleases, assignments or pledges:

4.	Security Deposit:

5.	Dates of commencement and expiration of the terms:

6.	Amount of annual fixed rent:

7.	Option for additional space (describe):

8.	Right to cancel or terminate the Lease (describe):

9.	Options to renew or extend the Lease (describe):

10.	Additional rent and other charges (describe):

11.	Date(s) through which fixed rent, additional rent and other charges have been paid:

12.	Concessions or abatements of rent or other charges:

15

EXHIBIT B
[attached)

16

ACKNOWLEDGMENT FOR TENANT

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	) ) ss: )
Then personally appeared the above named [              ], the [              ] of SSB Realty, LLC, who acknowledges the foregoing instrument to be his free act and deed and the free act and deed of [                    ].

_______________________ Notary Public My Commission Expires: _____________

17

If the Lease is guaranteed, the following must be completed by all lease guarantors:
JOINDER
The undersigned Guarantor of the Lease hereby joins in this tenant estoppel certificate to confirm that the undersigned's Guaranty of the Lease remains in full force and effect, and is hereby reaffirmed and ratified. The undersigned further confirms that the undersigned has no claim of offset, defense or counterclaim to the obligations of the undersigned under such Guaranty and have no defenses to enforcement of the Guaranty or the Lease in accordance with its terms.

GUARANTOR:
[Date]

____________________________________

By:    ___________________________
Name:    ___________________________
Title:    ___________________________

ACKNOWLEDGMENT FOR GUARANTOR

COMMONWEALTH OF MASSACHUSETTS COUNTY OF SUFFOLK	) ) ss: )
Then personally appeared the above named [              ], the [              ] of State Street Corporation who acknowledges the foregoing instrument to be his free act and deed and the free act and deed of [                    ].
________________
Notary Public

My Commission Expires: __________

EXHIBIT G-2
FORM OF EASEMENT ESTOPPEL

Form of Easement Estoppel
PROPERTY:    State Street Financial Center

AGREEMENT:	[recite recorded agreements (scheduled below), collectively, the “Agreement”)]
The undersigned, as [successor in interest to [ ],] a party to the Agreement, hereby certifies to the statements below as follows:

1.	A true and complete copy of the Agreement, including all amendments and modifications thereto, is attached as exhibit a.

2.	The Agreement is valid and in full force and effect.

3.	To the undersigned’s knowledge, there are no defaults by any party under the agreement.

4.
There are no amounts due or payable by any party under the agreement and, to the undersigned’s knowledge, there are no outstanding claims under the Agreement by either party, whether for indemnification or otherwise.

5.
This certificate may be relied upon by any purchaser of all or a part of the property or of any direct or indirect interests therein or in the owner of the property, and by any title insurance company issuing its policy of title insurance in connection with any such purchase.

[EASEMENT PARTY]
____________________________
By:
Title:

Date: _________________________

Exhibit A

Schedule of Easement Agreements

1.	Easement Agreement, by and between Kingston Bedford Joint Venture LLC and 99 Bedford Limited Partnership, dated as of July 17, 2000.

2.	Easement Agreement, by and between Kingston Bedford Joint Venture LLC and Kingston LLC, dated as of November 10, 2000.

3.	Easement Agreement, by and between Kingston Bedford Joint Venture LLC and Kingston LLC, dated as of November 10, 2000.

4.	Easement, by and between Kingston Bedford Joint Venture LLC and Verizon New England, Inc. d/b/a Verizon Massachusetts, dated as of November 15, 2000.

5.	First Amendment to Easement Agreement, by and between Kingston Bedford Joint Venture LLC and 99 Bedford Limited Partnership, dated as of September 2, 2002.

6.	Pedestrian Easement, by and between Kingston Bedford Joint Venture LLC and 99 Bedford Limited Partnership, dated as of September 4, 2002.

7.	Service Line Easement, by and between Kingston Bedford Joint Venture LLC, 99 Bedford Limited Partnership and Verizon New England, Inc. d/b/a Verizon Massachusetts, dated as of September 18, 2002.

8.
Easement Agreement and Amendment to Existing Easement Agreement, by and between First States Investors 228, LLC, a Delaware limited liability company, and Lafayette Lofts, LLC, dated as of April 21, 2004.

EXHIBIT H
FORM OF NON-IMPUTATION CERTIFICATE

Non-Imputation Affidavit

STATE OF___________________________)
)ss.
COUNTY OF ________________________)

The undersigned, Lincoln Street Holdings, LLC being first duly sworn, states as follows:

1.
That the undersigned is the sole member of Lincoln Street Mezz, LLC, a Delaware limited liability company (“Mezz”), which is the sole member of Lincoln Street Property Owner, LLC, a Delaware a limited liability company (the "Owner LLC"), which owns the property described in the attached Exhibit A (the "Property");

2.
The undersigned has requested that Old Republic National Title Insurance Company ("Old Republic Title") include a non-imputation endorsement as part of owners coverage to be issued upon the Property for the purpose of providing certain assurances to the insured that Old Republic Title will not deny liability under such policy by virtue of the imputation of knowledge by operation of law from a member or former member to the insured (or specific member of the proposed insured);

3.
That, to the knowledge of the undersigned, there are no existing unrecorded deeds, land contracts, mortgages, leases, options to purchase, agreements or other instruments adversely affecting title to said Property, other than the following: (i) the Contribution Agreement between the undersigned, Mezz and Series A-1 of ETRE REIT, LLC, (ii) that certain Lease of the Property dated May 9, 2001 between the Owner LLC (as successor to Kingston Bedford Joint Venture LLC), as landlord, and SSB Realty LLC, as tenant, as amended, (iii) any service contracts or similar agreements affecting the Property, (iv) all matters set forth in Old Republic National Title Insurance Company Commitment no. ______________ dated ____________and all matters of record as of the Effective Date of the Commitment, and (viii) any matters that would appear in an accurate and complete survey of the Property (collectively, the “Known Matters”).

4.
To the knowledge of the undersigned, neither the undersigned, nor Mezz, nor the Owner LLC have done anything to create any deed, land contract, lease, option to purchase, mortgage, deed of trust, judgment lien, tax lien, agreement or other instrument or encumbrance affecting title to any of the Property, other than the Known Matters;

5.
That, to the knowledge of the undersigned, an independent examination of the business records of the Owner LLC would reveal that said records are complete and in good order and would not disclose or suggest the existence of any unrecorded debt, demand or equity interest in the Property except for the Known Matters;

6.
That, to the knowledge of the undersigned, there are no judgments or decrees or any orders of any court or officer for the payment of money against the Owner LLC, unsatisfied or otherwise, in any of the courts or before an officer of the United States, or any suit or proceeding now pending anywhere affecting the Owner LLC which purports to affect the Property; that no proceeding in bankruptcy has ever been instituted by or against the Owner LLC and that the Owner LLC has never made an assignment for the benefit of creditors, nor an assignment now in effect of the rents of said Property except for the Known Matters;

7.
That this affidavit is given to induce Old Republic Title to affix to its owner's policy, to be issued to the Owner LLC, its "Non-Imputation Endorsement" (a copy of which is attached hereto as Exhibit B), knowing that without the affidavit Old Republic Title would not issue said endorsement;

8.
That the undersigned acknowledge they have read the foregoing and fully understand the legal aspects of any misrepresentation and/or untrue statements made herein and indemnify and hold Old Republic Title harmless against liability occasioned by reason of reliance upon the statements made herein.

All references herein to the “knowledge” of the undersigned or words of similar import shall refer only to the actual knowledge of Jonathan Landau and Terrence Storey, and shall not be construed to refer to the knowledge of any other officer, director, shareholder, employee, agent or representative of the undersigned, any direct or indirect owner of any beneficial interest in the undersigned, or any affiliate of any of the foregoing, or to impose or have imposed upon such individuals any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the aforementioned individuals arising out of any representations or warranties made herein.

This affidavit may be relied upon by the Old Republic Title but may not be relied upon by any other person or entity.

Lincoln Street Holdings, LLC,
a Delaware limited liability company
_________________________________
By:
Its:

Subscribed and sworn to before me this ______________day of ___________, 20_

____________
Notary Public

My Commission Expires: _____________

© 2014 Old Republic National Tide Insurance Company
Minneapolis, Minnesota
All Rights Reserved 0121

SCHEDULE 1.2
EXISTING LOAN

1)	Loan and Security Agreement, among Property Owner, as borrower, and Wachovia Bank, National Association, and UBS Real Estate Investments Inc. (collectively referred to as the “Lender”)

2)	Promissory Note A-1, in the principal amount of $387,500,000, made by Property Owner in favor of Wachovia Bank, National Association

3)	Replacement Promissory Note A-2, in the principal amount of $362,000,000, dated February 16, 2007 made by Property Owner in favor of UBS Real Estate Investments, Inc.

4)	Replacement Promissory Note A-3, in the principal amount of $25,000,000, dated February 16, 2007, made by Property Owner in favor of UBS Real Estate Investments, Inc.

5)	Mortgage, Security Agreement, Assignment of Rents and Fixture Filing made by Property Owner in favor of Lender

6)	Promissory Note A-2, the principal amount of $387,500,000, made by Property Owner in favor of UBS Real Estate Investments, Inc. Cancelled February 16, 2007

7)	Assignment of Leases and Rents, made by Property Owner in favor of Lender

8)	Central Account Agreement

9)	Guaranty, made by Margaret Kestenbaum and Joel Kestenbaum

10)	Rent Account Agreement

11)	UCC-1 Financing Statement filed with the Delaware Secretary of State

SCHEDULE 3.2(e)
TENANTS

SSB Realty LLC

SCHEDULE 3.2(f)
EXCEPTIONS TO KNOWLEDGE REPRESENTATIONS

CONTRACTS

1)	Transportation Access Plan Agreement between The City of Boston Transportation Department and Kingston Bedford Joint Venture

2)	First Amendment to Transportation Access Plan Agreement between The City of Boston Transportation Department and Kingston Bedford Joint Venture LLC

SCHEDULE 3.2(n)
LITIGATION

NONE

SCHEDULE 3.2(o)
NOTICE OF VIOLATION

NONE